Smartsheet Inc. 2019 Cash Incentive Plan Purpose. The purpose of this 2019 Cash Incentive Plan (this “Plan”) is to motivate and reward eligible employees  by making a portion of their cash compensation dependent on the achievement of certain performance goals related to the performance of Smartsheet Inc. (the “Company”). The Plan is administered by the Committee, which shall have the discretionary authority to interpret and administer the Plan, including all terms defined herein and to adopt rules and regulations to implement the Plan as it deems necessary, and its determinations shall be final and binding on all participants. The “Committee” shall mean the Compensation Committee of the Board of Directors. Participants. The participants in this Plan shall be the executive officers of the Company and such other  employees of the Company as determined by the Chief Executive Officer (each a “Participant”). Those executive officers and other employees of the Company who are compensated under a sales incentive plan may be eligible to participate in this Plan as determined by the Committee with respect to executive officers and the Chief Executive Officer with respect to other employees. Plan Period. This Plan shall cover the applicable 12-month or shorter period during each fiscal year specified by the  Committee for a Participant (the “Plan Period”). Performance Measure. The Committee shall select the performance measure or measures to be applied each Plan  Period which may be selected from any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, region, or business segment, either individually, alternatively or in any combination, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, in each case as specified by the Committee: ● cash flow (including operating cash flows or free cash flow), ● revenue (on an absolute basis or adjusted for currency effects), ● bookings, ● billings, ● cost of revenue, ● gross margin, ● operating expenses or operating expenses as a percentage of revenue, ● earnings (which may include earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation and amortization and net earnings, and may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or adjusted to exclude any or all non-GAAP   items), ● earnings per share (on a GAAP or non-GAAP basis), ● return on capital, ● return on assets or net assets, ● return on investment, ● economic value added, ● operating income, ● operating profit, ● controllable operating profit, ● net operating profit, ● net profit, ● net income,

● operating margin, ● cash conversion cycle, ● stock price, ● return on equity or average stockholders’ equity, ● working capital targets and changes in working capital, ● balance of cash, cash equivalents, and marketable securities, ● total stockholder return, ● growth in stockholder value relative to the moving average of the S&P 500 Index or another index, ● account value, ● customer wins, ● license amounts, ● user counts, ● return on capital, ● return on assets or net assets, ● return on investment, ● economic value added, ● operating income, ● operating profit, ● controllable operating profit, ● net operating profit, ● net profit, ● net income, ● operating margin, ● cash conversion cycle, ● market share, ● contract awards or backlog, ● overhead or other expense reduction, ● strategic plan development and implementation, ● succession plan development and implementation, ● improvement in workforce diversity, ● customer indicators, ● new product invention or innovation, ● attainment of research and development milestones, ● improvements in productivity, ● attainment of objective operating goals and employee weighting factors, ● completion of an identified special project,  ● customer or employee satisfaction, ● research and development milestones expenses, ● individual confidential business objectives, ● growth in any of the foregoing measures, and ● any other metric that is capable of measurement as determined by the Committee.  The Committee may appropriately adjust any evaluation of achievement of performance measures to exclude any of the following events that occur during a Plan Period: (A) the effects of currency fluctuations, (B) any or all items that are excluded from the calculation of non-GAAP earnings as reflected in any Company press release and Form 8-K filing relating to an earnings announcement, (C) asset write-downs, (D) litigation or claim judgments or settlements, (E) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (F) accruals for reorganization and restructuring programs, (G) any other unusual, extraordinary or 2 non-recurring items to preserve the Committee’s original intent regarding the performance goals at the time of the initial award grant. Establishment of Individual Performance Goals. The performance goals during the Plan Period for each  Participant who is an executive officer shall be an amount specified by the Committee as of the beginning of the Plan Period. The performance goals during the Plan Period for each Participant who is not an executive officer shall be an amount specified by the Chief Executive Officer as of the beginning of the Plan Period. The Committee may apply weighting factors that will be used to determine the annual award payment to each Participant such as (i) a Company performance multiplier based on the performance measures selected by the Committee for the Plan Period, and/or (ii) an individual performance multiplier based upon performance versus individual objectives for the Participant. The weighting factors shall be established by the Committee. The individual performance of each Participant shall be determined by the Company’s Chief Executive Officer, provided that the Chief Executive Officer’s performance shall be determined by the Committee. Award Calculation. After the Plan Period, the Committee will determine the extent to which performance goal(s)  for each Participant are achieved and the actual award (if any) for each Participant based on the level of actual performance achieved. The Committee, in its discretion, may modify, reduce, increase or eliminate a Participant’s award at any time before it is paid, whether or not calculated on the basis of pre-established performance goals or formulas. The Committee may establish minimum thresholds for the performance measures during the Plan Period that must be exceeded before an award is earned. After the end of each Plan Period, the Committee shall certify in writing (to the extent required under Code Section 162(m)) the extent to which the targeted goals for the performance measures applicable to each Participant for the Plan Period were achieved or exceeded. Award Payments. The applicable award payment under this Plan for a Participant, if any, shall be paid once  annually within 65 days after the end of the Plan Period, subject to the terms and conditions of this Plan or as otherwise determined by the Company’s Chief Executive Officer (except with respect to his payment or that of his direct reports which shall be determined by the Committee). The Company shall withhold all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any award. Unless otherwise determined by the Committee, a Participant must be employed on the date the applicable award payment is to be paid. The Committee may make exceptions to this requirement in the case of retirement, death or disability or under other circumstances, as determined by the Committee in its sole discretion. General Provisions. The Committee reserves the right to terminate or modify this Plan for any reason at any time  prior to the date of payment, and any future incentive plan shall be at the discretion of the Committee or the Board of Directors. Participating in this Plan does not guarantee participation in future incentive plans. This Plan supersedes in its entirety any previous incentive or bonus plan that may have been in existence with respect to the Plan Period, and any such plans shall be null and void with respect to the Plan Period. Any rule, decision or interpretation by the Committee shall be conclusive and binding on the Company and on all Participants, and shall be given the maximum deference permitted by law. Award payments represent unfunded and unsecured obligations of the Company and a holder of any right hereunder in respect of any award payment shall have no rights other than those of a general unsecured creditor to the Company. Participation in this Plan does not constitute an agreement to employ the Participant for any length of time and shall not restrict the Company’s right to terminate the employment of the Participant for any reason and at any time. 3

The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any award payment shall be determined in accordance with the laws of the State of Washington (without giving effect to principles of conflicts of laws thereof) and applicable Federal law. No award payment made under the Plan shall be intended to be deferred compensation under Section 409A of the Code and will be interpreted accordingly. Awards under this Plan will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards under this Plan and the recoupment of any gains realized with respect to Awards. It is the intent that this Plan comply with the requirements of Code Section 409A so that none of the payments to be provided hereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to so comply. To the extent (i) any payments to which a Participant becomes entitled under this Plan in connection with termination of employment with the Company constitute deferred compensation subject to Section 409A of the Code and (ii) a Participant is deemed at the time of such termination of employment to be a key employee under Section 416(i) of the Code, then such payment or payments shall not be made or commence until the earlier of (i) the expiration of the six (6)-month period measured from the date of the  Participant’s “separation from service” (as such term is defined in Treasury Regulations under Section 409A of the Code) with the Company or (ii) the date of Participant’s death following such separation from service. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period in the absence of this paragraph shall be paid to Participant in one lump sum. For all purposes under this Plan, “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder. 4